AMENDMENT NUMBER TWO
TO THE JUNE 4, 2007 DAVID FREMED EMPLOYMENT AGREEMENT

This amendment number two (“Amendment 2 </font”), effective as of February 15, 2010 (the “Amendment 2 Effective Date”), amends the Employment Agreement, dated June 4, 2007, between Zoo Games, Inc. (f/k/a Green Screen Interactive Software, Inc.) (“Zoo”), as amended by Amended Number 1 thereto, dated as of August 8, 2008, and David Fremed, an individual having an address at 849 Longview Avenue, North Woodmere, New York 11581, in full force and effect as of the date hereof  (the “Employment Agreement”). This Amendment 2, when fully executed, shall constitute the further understanding between the parties with respect to the Employment Agreement, as follows:

1.	Term of Employment. Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with:

“Executive’s employment under this Employment Agreement shall commence on February 15, 2010 (the “ Commencement Date ”) and will expire on February 15, 2012 (the “ Employment Term”).”

2.	Base Salary. Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with:

“During the first 12 months of the Employment Term, Employer shall pay Executive a base salary at the annual rate of not less than $335,000. Base Salary shall be subject to review for increases in accordance with the usual practices of Employer; not withstanding the foregoing, in no event shall Base Salary be less than $335,000 during the Employment Term.  Base salary shall be payable in each case in accordance with the usual payroll practices of Employer. The base salary as determined as aforesaid from time to time shall constitute “Base Salary” for purposes of this Employment Agreement.”

3.	Other Compensation.

a.	Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with:

“Bonus.  For each year during the Employment Term, Executive shall be eligible to receive a bonus on such terms and conditions as the Board in the exercise of its sole and absolute discretion may determine.”

b.	Section 4(b) of the Employment Agreement is hereby deleted in its entirety and replaced with: “Intentionally Omitted.”

Except as expressly or by necessary implication modified or amended by this Amendment 2, the terms of the Employment Agreement are hereby ratified and confirmed without limitation or exception. Capitalized terms used in this Amendment 2 and not otherwise defined shall have the same meaning ascribed to them as set forth in the Employment Agreement.

The parties hereto have executed this Amendment 2, which shall be effective as of the Amendment 2 Effective Date.

Zoo Games, Inc.

By:	/s/ Mark Seremet	/s/ David Fremed

Name:	Mark Seremet

Title:	Chief Executive Officer